UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2006 (May 17, 2006)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 17, 2006, Arie Czertok, an independent Director and the Chairman of the Audit Committee of the Board of Directors of the Registrant (respectively, the "Audit Committee", the "Board") announced his resignation to the Chairman of the Board.

The resignation of Mr. Czertok is not the result of any disagreement on any matter relating to the Registrant's operations, policies or practices. Mr. Czertok is expected to be elected as the Chairman of the Board of Directors of the Registrant's subsidiary, Story Telecom, Inc., and therefore will no longer qualify as an independent Director.

On May 18, 2006, the Board filled the vacancy caused by the resignation of Mr. Czertok by the election of Itzhak Almog as independent Director to the Board and as the Chairman of the Audit Committee. The election of Mr. Almog was by an unanimous written consent in lieu of a meeting pursuant to Section 78.315 of the Nevada Revised Statutes and Article 3.6 of the Registrant’s Bylaws.

Mr. Almog biography is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Itzhak Almog biography.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: May 22, 2006	By:	/s/ Guy Nissenson
Guy Nissenson
President and Chief Executive Officer